UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2016

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K,

Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2016, Ken Dunaj, Chief Operating Officer of Restoration Hardware Holdings, Inc. (the “Company”) communicated to the Company his intention to resign from his position as Chief Operating Officer of the Company effective February 19, 2016. Mr. Dunaj has indicated that he wishes to spend additional time with his family and pursue other interests.

Mr. Dunaj’s areas of management responsibility within the Company will be led by his direct reports, all of whom will report directly to Chairman and Chief Executive Officer Gary Friedman.

Mr. Friedman said, “I cannot speak highly enough of Ken who has been a great colleague and friend over the years and has played a vital role in building RH’s fully-integrated supply chain and systems infrastructure. On behalf of myself, the Board and the entire RH team, I want to express our deepest thanks to Ken for the immeasurable contributions he has made to the Company over the last 10 years. He is a remarkable partner and leaves behind him a high performing and experienced team.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: February 11, 2016	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer